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                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                   GIVE THE SOCIAL
                                   SECURITY NUMBER
FOR THIS TYPE OF ACCOUNT:          OF --
---------------------------------------------------------------
1.   An individual's account       The individual
2.   Two or more individuals       The actual owner of the
     (joint account)               account or, if combined
                                   funds, any one of the
                                   individuals(1)
3.   Husband and wife (joint       The actual owner of the
     account)                      account or, if joint funds,
                                   either person(1)
4.   Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
5.   Adult and minor (joint        The adult or, if the minor
     account)                      is the only contributor, the
                                   minor(1)
6.   Account in the name of        The ward, minor or
     guardian or committee for a   incompetent person(3)
     designated ward, minor or
     incompetent person
7    a. The usual revocable        The grantor-trustee(1)
     savings trust account
        (grantor is also trustee)
     b. So-called trust account    The actual owner(1)
     that is not a legal or valid
        trust under state law
8.   Sold proprietorship or        The Owner(4)
     single owner LLC account
---------------------------------------------------------------

 -------------------------------------------------------------------------------
                                               GIVE THE EMPLOYER
                                               IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:                      OF --
 -------------------------------------------------------------------------------
    9.     A valid trust, estate or pension    The legal entity (Do not furnish
           trust                               the identifying number of the
                                               personal representative or trustee
                                               unless the legal entity itself is
                                               not designated in the account
                                               title.)(5)
   10.     Corporate account or LLC electing   The corporation
           corporate status
   11.     Religious, charitable, or           The organization
           educational organization account
   12.     Partnership or multi-member LLC     The partnership
           account held in the name of the
           business
   13.     Association, club or other tax-     The organization
           exempt organization
   14.     A broker or registered nominee      The broker or nominee
   15.     Account with the Department of      The public entity
           Agriculture in the name of a
           public entity (such as a state or
           local government, school district,
           or prison) that receives
           agricultural program payments
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

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. You may use either your social security number or employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled the there is more than one name, the number will be considered to be that of the first name listed.